As filed with the Securities and Exchange Commission on June 12, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ______________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 ______________________________________

WestRock Company

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3335141 (I.R.S. Employer Identification Number)

501 South 5th Street

Richmond, Virginia 23219-0501

(804) 444-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 ______________________________________

Robert B. McIntosh

Executive Vice-President, General Counsel and Secretary

WestRock Company

501 South 5th Street

Richmond, Virginia 23219-0501

(804) 444-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 ______________________________________

with copies to:
Russell B. Richards Keith M. Townsend King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 572-4695

 ______________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

 ______________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	2,475,000	$54.24	$134,244,000.00	$15,558.88

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of Registrant’s common stock on the New York Stock Exchange on June 6, 2017.

 ______________________________________

PROSPECTUS

2,475,000 Shares

WestRock Company

Common stock

The selling stockholders identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 2,475,000 shares of our common stock, at prices and on terms that will be determined at the time of the offering.

This prospectus relates to shares of our common stock that may be offered and sold by the selling stockholders identified in this prospectus. The selling stockholders acquired these shares from us pursuant to the Agreement and Plan of Merger, dated May 6, 2017 (the “Merger Agreement”), by and among us, WRK Merger LLC, the securityholders of U.S. Corrugated Holdings, Inc. and the securityholders’ representative. The 2,475,000 shares of common stock described in this prospectus include (i) 2,400,000 shares that have been issued to the selling stockholders and (ii) up to an additional 75,000 shares of common stock that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement.

We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “WRK.” On June 9, 2017, the last reported sales price for our common stock on the New York Stock Exchange was $57.30 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and on page 52 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 12, 2017.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.

Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. We qualify any forward-looking statements included or incorporated by reference in this prospectus entirely by our risk factors and other cautionary factors included or incorporated by reference into this prospectus which could cause our actual results to differ materially from those projected in any forward-looking statements we make. The information contained in this prospectus and the documents incorporated by reference in this prospectus speak as of the date hereof, and we have not and do not undertake any obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

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OUR BUSINESS

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. References in this prospectus to “the Company,” “we,” “our” and “us” refer to WestRock Company.

We are a multinational provider of paper and packaging solutions for consumer and corrugated packaging markets. We partner with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. Our team members support customers around the world from operating and business locations spanning North America, South America, Europe and Asia.

We were formed on March 6, 2015 for the purpose of effecting a business combination with Rock-Tenn Company, a Georgia corporation (“RockTenn”), and MeadWestvaco Corporation, a Delaware corporation (“MWV”). Prior to the combination with RockTenn and MWV, we did not conduct any activities other than those incidental to our formation. On July 1, 2015, pursuant to a business combination agreement, RockTenn and MWV completed a strategic combination of their respective businesses. RockTenn and MWV each became wholly-owned subsidiaries of WestRock Company. RockTenn was the accounting acquirer in the business combination. We believe the combination has combined two industry leaders to create a premier global provider of consumer and corrugated packaging solutions.

Our principal executive offices are located at 501 South 5th Street, Richmond, VA and our principal operating offices are located at 504 Thrasher Street, Norcross, GA.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus or incorporated herein by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on its public reference room. Our SEC filings are also available to the public at the SEC’s web site (http://www.sec.gov).

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 (including portions of our Proxy Statement on Schedule 14A, filed on December 16, 2016, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2016 and March 31, 2017;

•	our Current Reports on Form 8-K and 8-K/A filed on December 12, 2016, January 24, 2017 (Item 1.01 only), January 24, 2017, January 30, 2017, April 6, 2017 and April 24, 2017; and

•	The description of our common stock contained in our Registration Statement on Form S-4 filed on March 10, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

WestRock Company

501 South 5th Street

Richmond, Virginia 23219-0501

Attn: Corporate Secretary

(804) 444-1000

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SELLING STOCKHOLDERS

We are registering for resale the shares covered by this prospectus on behalf of the selling stockholders pursuant to the terms of the Merger Agreement. The following table sets forth the name of each selling stockholder, the number of shares of our common stock and the percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares that may be offered under this prospectus by each selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by each selling stockholder after completion of the offering of the resale shares, assuming that all shares offered under this prospectus are sold as contemplated herein. The number of shares in the column “Maximum Number of Shares that May Be Offered” represents all of the shares that each selling stockholder may offer under this prospectus.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 253,749,884 shares of common stock outstanding as of June 12, 2017. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that the selling stockholders identified in the table possess sole voting and investment power over all shares of common stock shown as beneficially owned by such selling stockholder.

	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares That May Be Offered	Shares Beneficially Owned After Offering (assuming the sale of all shares that may be sold hereunder)
	Number	Percentage		Number	Percentage
Selling Stockholders:
Dennis Mehiel(1)	2,292,844	*	2,292,844	—	—
David Doherty(2)	71,399	*	71,399	—	—
William Hutchinson(3)	9,645	*	9,645	—	—
Interkraft Enterprises, L.L.C. (4)	325	*	325	—	—
Joseph Green(5)	20,050	*	20,050	—	—
Richard Lott(6)	22,495	*	22,495	—	—
Mike Kelly(7)	5,777	*	5,777	—	—
Anna Marie Cotter(8)	52,465	*	52,465	—	—
USC Purchasers II LLC(9)	160,021	*	160,021	—	—

*	Represents ownership of less than 1%.
(1)	Includes 57,257 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. Also includes 160,021 shares by USC Purchaser II LLC, an entity whose sole beneficial owner is Dennis Mehiel. The principal business address of the selling stockholder identified in this paragraph is 7 Renaissance Square, 5th Floor, White Plains, New York 10601.
(2)	Includes 1,806 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 1828 Tragone Drive, Pittsburgh, Pennsylvania 15241.
(3)	Includes 9,645 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 647 Linwood Road, Canonsburg, Pennsylvania 15317.
(4)	Includes 325 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. Kingsley H. McCrocklin, Frances H. McCrocklin and Mark H. Chapman are the beneficial owners of Interkraft Enterprises, L.L.C. The principal business address of the selling stockholder identified in this paragraph is Interkraft Enterprises, L.L.C., 3900 Jefferson Davis, Monroe, Louisiana 71201.
(5)	Includes 507 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 7 Marigold Land, Washington, Pennsylvania 15301.
(6)	Includes 569 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 2566 Siesta Drive, Pittsburgh, Pennsylvania 15241.
(7)	Includes 152 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 83 Linda Lane, Jefferson, Ohio 44047.
(8)	Includes 1,170 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. The principal business address of the selling stockholder identified in this paragraph is 1116 Warburton Ave, Unit 3J, Yonkers, New York 10701.
(9)	Includes 3,569 shares that may be issued as a result of a post-closing purchase price adjustment pursuant to the Merger Agreement. Dennis Mehiel is the sole beneficial owner of USC Purchaser II LLC. The principal business address of the selling stockholder identified in this paragraph is c/o Four M, 7 Renaissance Square, 5th Floor, White Plains, New York 10601.

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PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 2,475,000 shares of our common stock. We are not selling any shares of our common stock under this prospectus.

The shares of common stock identified in this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

If the selling stockholders effect such transactions by selling shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any prospectus supplement, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any such broker-dealer will be named as an underwriter in a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus is a part, and any discounts and commissions to be paid to any such broker-dealer will be disclosed therein. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

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There can be no assurance that any selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will not receive any cash proceeds from our issuance of shares of common stock to the selling stockholders or the sale by the selling stockholders of our shares of common stock pursuant to this prospectus. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of common stock pursuant to this prospectus. We may be required to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we or they may be entitled to contribution.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares will be solely for the account of the selling stockholders.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the issuance of the shares of common stock offered hereby will be passed upon for us by King & Spalding LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of WestRock Company appearing in our Annual Report on Form 10-K for the year ended September 30, 2016, and the effectiveness of our internal control over financial reporting as of September 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

9

2,475,000 Shares

of Common Stock

WestRock Company

Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

June 12, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses (other than underwriting discounts and commissions) relating to the sale and distribution of the securities being registered hereby, all of which shall be borne by the WestRock Company (the “Company”). All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$15,558.88
Legal fees and expenses	50,000
Printing fees and expenses	15,000
Accounting fees and expenses	20,000
Miscellaneous fees and expenses	5,000

Total	$105,558.88

Item 15.	Indemnification of Officers and Directors

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Company’s Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

Under Section 2.13 of the Company’s Second Amended and Restated Bylaws, the Company is obligated to indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that the person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding.

In general, the DGCL permits a corporation to indemnify a director or officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of the corporation) for expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonable incurred, if the person (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification is permitted if the director or officer is adjudged liable to the corporation, unless and only to the extent the Delaware Court of Chancery or the court in which the proceeding was brought determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses.

If the proceeding for which indemnification is sought is initiated by the director or officer seeking indemnification, such person is entitled to indemnification only if the proceeding was authorized by the Board of Directors. The right to indemnification under the Company’s Second Amended and Restated Bylaws includes the right to be paid the expenses incurred in defending any proceeding in advance of its final disposition; provided that if required by the DGCL, the payment of expenses incurred by a director or officer in that capacity (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) will be contingent on the delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it ultimately is determined that such person is not entitled to indemnification.

On July 1, 2015 (the “Effective Time”), the Company completed a business combination (the “Business Combination”) whereby (i) Rome Merger Sub, Inc. was merged with and into Rock-Tenn Company (“RockTenn”), with RockTenn surviving the merger as a wholly owned subsidiary of the Company, and (ii) Milan Merger Sub, LLC was merged with and into MeadWestvaco Corporation (“MWV”), with MWV surviving the merger as a wholly owned subsidiary of the Company. In connection with the Business Combination, the Company has agreed that it will indemnify and hold harmless (i) each former director and officer of RockTenn or MWV, as applicable, or any of their subsidiaries and (ii) each person who, as of the date of the original business combination agreement, or who thereafter commenced prior to the Effective Time, served as a director or officer of another person at the request of RockTenn or MWV, as applicable, or any of their respective subsidiaries (each such person, an “Indemnified Party”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 and amended as of May 5, 2015 and the transactions and actions contemplated thereby)), arising out of or pertaining to the fact that such Indemnified Party was an officer or director of RockTenn or MWV or was serving at the request of RockTenn or MWV, in each case to the same extent as such Indemnified Parties were indemnified as of the date of the original business combination agreement pursuant to the organizational documents of RockTenn or MWV, as applicable, or any of their respective subsidiaries, or any indemnification agreements in existence as of the date of the original business combination agreement.

II-1

The Company has also agreed to maintain for six years following the Effective Time either (a) the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by each of RockTenn and MWV and any of their subsidiaries or (b) substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the Company be required to pay with respect to such policies in respect of any one policy year more than 300% of the annual premium paid by RockTenn or MWV, as applicable (such amount, the “Maximum Amount”). Each of RockTenn and MWV may obtain a six-year “tail” policy under such party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable Maximum Amount.

Item 16.	Exhibits

(a)	Exhibits.

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation of WestRock Company (incorporated by reference to Exhibit 3.1 of WestRock’s Current Report on Form 8-K filed on July 2, 2015).

3.2	Second Amended and Restated Bylaws of WestRock Company (incorporated by reference to Exhibit 99.2 of WestRock’s Current Report on Form 8-K filed on September 13, 2016).

5.1*	Opinion of King & Spalding LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Company.

23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page hereof).

_____________________________

*	Filed herewith.

II-2

Item 17.	Undertakings.

(a)	Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norcross, Georgia, on the 12th day of June, 2017.

WESTROCK COMPANY

By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven C. Voorhees, Ward H. Dickson and Robert B. McIntosh, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Voorhees	Chief Executive Officer and President (Principal Executive Officer), Director	June 12, 2017
Steven C. Voorhees

/s/ Ward H. Dickson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 12, 2017
Ward H. Dickson

/s/ A. Stephen Meadows	Chief Accounting Officer (Principal Accounting Officer)	June 12, 2017
A. Stephen Meadows

/s/ John A. Luke, Jr.	Director, Non-Executive Chairman of the Board	June 12, 2017
John A. Luke, Jr.

/s/ Timothy J. Bernlohr	Director	June 12, 2017
Timothy J. Bernlohr

/s/ J. Powell Brown	Director	June 12, 2017
J. Powell Brown

/s/ Michael E. Campbell	Director	June 12, 2017
Michael E. Campbell

/s/ Terrell K. Crews	Director	June 12, 2017
Terrell K. Crews

/s/ Russell M. Currey	Director	June 12, 2017
Russell M. Currey

/s/ Gracia C. Martore	Director	June 12, 2017
Gracia C. Martore

/s/ James E. Nevels	Director	June 12, 2017
James E. Nevels

/s/ Timothy H. Powers	Director	June 12, 2017
Timothy H. Powers

/s/ Bettina M. Whyte	Director	June 12, 2017
Bettina M. Whyte

/s/ Alan D. Wilson	Director	June 12, 2017
Alan D. Wilson

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation of WestRock Company (incorporated by reference to Exhibit 3.1 of WestRock’s Current Report on Form 8-K filed on July 2, 2015).

3.2	Second Amended and Restated Bylaws of WestRock Company (incorporated by reference to Exhibit 99.2 of WestRock’s Current Report on Form 8-K filed on September 13, 2016).

5.1*	Opinion of King & Spalding LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Company.

23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereof).

_____________________________

*	Filed herewith.